Exhibit 99.1

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Venkat Kommineni, CFA	Michelle Layne
	443-285-5587	443-285-5452
	venkat.kommineni@copt.com	michelle.layne@copt.com

Corporate Office Properties Trust Rebrands to COPT Defense Properties

Announces New Name and Logo to Align with Defense and Mission Critical Sector Focus

COLUMBIA, MD (BUSINESS WIRE) September 5, 2023—Corporate Office Properties Trust (NYSE: OFC) (“COPT” or the “Company”) today announced that the Company is changing its name to COPT Defense Properties (“COPT Defense”) and its ticker symbol for its common shares listed on the New York Stock Exchange from “OFC” to “CDP” effective September 15, 2023.

Stephen E. Budorick, President & Chief Executive Officer, commented, “Over the past decade, we have executed a strategy which has deeply concentrated our real estate portfolio at locations proximate to, or sometimes containing, priority National Defense missions, and mission critical operations. This strategy has resulted in a uniquely strong portfolio of assets, with durable demand characteristics, superior tenant credit quality, growing cash flows, and consistent development opportunities, despite the fluctuations and uncertainties in the macroeconomic environment. Additionally, the critical nature of our tenants’ missions insulates the Defense/IT portfolio from the headwinds of work from home trends and corporate rightsizing, which are affecting the broader office sector.”

“We decided to change the Company name to COPT Defense Properties to align our name with our investment strategy, and better inform current and future investors of our commitment to our strategy, and the differentiated investment benefits that we believe our strategy has and will continue to deliver to shareholders. Our commitment to this strategy is evidenced by the fact that since 2016, 100% of committed capital investment has been to development projects at our Defense/IT Locations.”

“We elected to retain the acronym COPT, to be used as a proper name, because our tenants have used this name for the Company for over 25-years. Our team has built an incredible track record of development and operating excellence associated with COPT, which translates to immense brand value with our Defense customers. We look forward to continuing to deliver development and operating excellence to priority defense mission customers, and creating shareholder value for our investors, as we have for the past three decades serving the United States Government and its defense contractors.”

“We are incredibly proud of the role we play in providing mission critical facilities that support the priority defense missions of our country, and the value we have created for our shareholders.”

No action is needed from the Company’s current shareholders in relation to the name or ticker symbol change.

About COPT
COPT is a REIT that owns, manages, leases, develops and selectively acquires office and data center properties. The majority of its portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what the Company believes are growing, durable, priority missions (“Defense/IT Locations”). The Company also owns a portfolio of office properties located in select urban submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics (“Regional Office Properties”). As of June 30, 2023, the Company derived 90% of its core portfolio annualized rental revenue from Defense/IT Locations and 10% from its Regional Office Properties. As of the same date and including 24 properties owned through unconsolidated joint ventures, COPT’s core portfolio of 192 properties encompassed 22.9 million square feet and was 95% leased.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and the Company undertakes no obligation to update or supplement any forward-looking statements.

The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Source: Corporate Office Properties Trust